Exhibit 10.75

EXECUTION

AMENDMENT NO. 6

TO MASTER REPURCHASE AGREEMENT

Amendment No. 6, dated as of September 27, 2013 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”), PennyMac Mortgage Investment Trust Holdings I, LLC (the “Existing Seller”) and PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P. (each, a “Guarantor” and collectively, the “Guarantors”) and PennyMac Operating Partnership, L.P., in its capacity as a seller (the “Joining Seller,” together with the Existing Seller, the “Sellers”).

RECITALS

The Buyer, the Existing Seller and the Guarantors are parties to that certain Master Repurchase Agreement, dated as of March 29, 2012 (as amended by Amendment No. 1, dated as of July 25, 2012, Amendment No. 2, dated as of September 26, 2012, Amendment No. 3, dated as of October 29, 2012, Amendment No. 4, dated as of June 1, 2013 and Amendment No. 5, dated as of August 29, 2013, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”). The Guarantors are parties to that certain Guaranty (the “Guaranty”), dated as of March 29, 2012, as the same may be further amended from time to time, by the Guarantors in favor of Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Buyer and Existing Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement and to permit the Joining Seller to become an additional Seller under the Repurchase Agreement.

As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Existing Seller, the Joining Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Agreement and Joinder with respect to Joining Seller. Joining Seller hereby agrees to all of the provisions of the Repurchase Agreement, and effective on the date hereof, becomes a Seller under the Repurchase Agreement with the same effect as if the undersigned were an original signatory in its capacity as Seller to the Repurchase Agreement. All references to Seller or Sellers in the Repurchase Agreement and the other Program Agreements shall be deemed to include the Joining Seller.

SECTION 2. Definitions related to Joinder. Section 2 of the Existing Repurchase Agreement is hereby amended by:

2.1 deleting the definitions of “Repurchase Date”, “Seller” and “Servicing Agreement” in their entirety and replacing them with the following:

“Repurchase Date” means the earliest of (a) the Termination Date, (b) the date set forth in the applicable Purchase Confirmation with respect to an Exception Mortgage Loan, (c) the date determined by application of Section 16 hereof, (d) any other date requested by Seller upon one (1) Business Day's prior written notice subject to Section 4 hereof and (e) the date that is 364 days from the related Purchase Date.

“Seller” means, collectively, PennyMac Mortgage Investment Trust Holdings I, LLC and PennyMac Operating Partnership, L.P., or their respective permitted successors and assigns.

“Servicing Agreement” means that certain Second Amended and Restated Flow Servicing Agreement, dated as of March 1, 2013, by and between PennyMac Operating Partnership, L.P. and Servicer, as the same may be amended from time to time.

2.2 adding the definition of “PMITH” in its proper alphabetical order:

“PMITH” means PennyMac Mortgage Investment Trust Holdings I, LLC.

SECTION 3. Payment and Transfer. Section 9 of the Existing Repurchase Agreement is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: Account No. 30897656, for the account of CSFB Buyer/PennyMac Mortgage Investment Trust Holdings I, LLC/PennyMac Operating Partnership, L.P.-Inbound Account, Citibank, ABA No. 021 000 089 or such other account as Buyer shall specify to Seller in writing.

SECTION 4. Representations and Warranties. Section 13 of the Existing Repurchase Agreement is hereby amended by:

4.1 deleting subsection (a)(1) in its entirety and replacing it with the following:

“(1) Sellers and Guarantors Existence. PennyMac Mortgage Investment Trust Holdings I, LLC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. PennyMac Mortgage Investment Trust has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland. PennyMac Operating Partnership, L.P. has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware.

SECTION 5. Covenants. Section 14 of the Existing Repurchase Agreement is hereby amended by deleting subsections s and dd (i), (ii) and (iv) in their entirety and replacing them with the following, respectively:

s. Guarantees. PMITH shall not create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in PMITH’s financial statements or notes thereto and (ii) to the extent the aggregate Guarantees of PMITH do not exceed $250,000.

dd. Financial Covenants. Sellers, PMIT and Underlying Repurchase Counterparty shall at all times comply with all financial covenants and/or financial ratios set forth below:

(i)	Adjusted Tangible Net Worth. (A) Underlying Repurchase Counterparty shall maintain an Adjusted Tangible Net Worth of at least $150,000,000, (B) PMITH shall maintain an Adjusted Tangible Net Worth of at least $250,000,000, (C) PMIT shall maintain an Adjusted Tangible Net Worth of at least $860,000,000 and (D) PennyMac Operating Partnership, L.P. shall maintain an Adjusted Tangible Net Worth of at least $700,000,000.

(ii)	Indebtedness to Adjusted Tangible Net Worth Ratio. Underlying Repurchase Counterparty’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 10:1. PMITH’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 5:1. PMIT’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 5:1. PennyMac Operating Partnership, L.P.’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 5:1.

(iv)	Maintenance of Liquidity. PMITH, Underlying Repurchase Counterparty, PennyMac Operating Partnership, L.P. and PMIT shall ensure that, as of the end of each calendar month, they have consolidated cash and Cash Equivalents other than Restricted Cash in amounts not less than (i) with respect to the PMITH, $10,000,000, (ii) with respect to the Underlying Repurchase Counterparty, $10,000,000, (iii) with respect to PMITH and the Underlying Repurchase Counterparty, $25,000,000 in the aggregate, (iv) with respect to PMIT, $40,000,000 and (v) with respect to PennyMac Operating Partnership, L.P., $40,000,000.

SECTION 6. Joint and/or Several Liability of Sellers. The Existing Repurchase Agreement is hereby amended by adding the following section at the end thereof:

“41. Joint and/or Several Liability of Sellers

a. Each Seller shall be jointly and severally liable for the rights, covenants, obligations and warranties and representations of each other Seller as contained herein and the actions of any Person (including another Seller) or third party shall in no way affect such joint and several liability.

b. Each Seller acknowledges and agrees that a Default or an Event of Default is hereby considered a Default or an Event of Default by each Seller.

c. Each Seller acknowledges and agrees that the Buyer shall have no obligation to proceed against one Seller before proceeding against another Seller. Each Seller hereby waives any defense to its obligations under this Agreement or any other Program Agreement based upon or arising out of the disability or other defense or cessation of liability of one Seller versus the other.”

SECTION 7. Authorized Representatives. Authorized Representatives for Joining Seller are as set forth in Schedule 1 attached hereto, which hereby supplements Schedule 2 to the Repurchase Agreement.

SECTION 8. Exhibits. Exhibits H, I and L are deleted in their entirety and replaced with Exhibits 1, 2 and 3 hereto.

SECTION 9. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

9.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer, the Sellers and the Guarantors;

(b) Amendment No. 4, dated as of the date hereof to that certain Pricing Side Letter dated March 29, 2012, among the Buyer, the Sellers and the Guarantors;

(c) Amendment No. 2, dated as of the date hereof to that certain Custodial Agreement dated March 29, 2012, among the Buyer, the Sellers and Deutsche Bank National Trust Company;

(d) Amendment No. 1, dated as of the date hereof to that certain Electronic Tracking Agreement dated March 29, 2012, among the Buyer, the Sellers, PennyMac Corp., the Electronic Agent and MERS;

(e) Amendment No. 1, dated as of the date hereof to that certain Securities Account Control Agreement dated March 29, 2012, among the Buyer, the Sellers and PennyMac Loan Services, LLC, City National Bank and City National Securities, Inc.;

(f) An Officer’s Certificate of Joining Seller delivered to Buyer prior to the Amendment Effective Date and certified copies of the organizational documents of Joining Seller and of all corporate or other authority for Joining Seller with respect to the execution, delivery and performance of the Program Agreements and each other document to be delivered by Joining Seller from time to time in connection herewith;

(g) A certified copy of a good standing certificate (or its documentary equivalent) from the jurisdiction of organization of Joining Seller dated as of no earlier than the date ten (10) Business Days prior to the Amendment Effective Date;

(h) an incumbency certificate of Joining Seller certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements;

(i) evidence that all other actions necessary to perfect and protect Buyer’s interest in the Purchased Mortgage Loans and other Repurchase Assets have been taken. Each Seller shall take all steps as may be necessary in connection with performing UCC searches and filing duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1 and UCC-3 as applicable;

(j) Amended and Restated Servicer Notice and Pledge, dated as of the date hereof, among the Buyer, the Sellers and PennyMac Loan Services, LLC, as Servicer;

(k) Power of Attorney;

(l) Notice to Custodian;

(m) Instruction Letters; and

(n) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 10. Representations and Warranties. Each Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred and is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Repurchase Agreement.

SECTION 11. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the Buyer.

SECTION 12. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 13. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 14. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 15. Reaffirmation of Guaranty. The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Repurchase Agreement, as amended hereby.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
Name: Adam Loskove
Title: Vice President

PennyMac Mortgage Investment Trust Holdings I, LLC, as Existing Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PennyMac Mortgage Investment Trust, as Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PennyMac Operating Partnership, L.P., as Joining Seller and Guarantor

By: PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Signature Page to Amendment No. 6 to Master Repurchase Agreement